Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities Trust 2004-HE2, Asset-Backed Certificates, Series 2004-HE2 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
I-A-1
Mellon Trust of New England, National Association
50,000,000
28%
525 William Penn Place, Suite 3418
Pittsburgh, PA 15259

SSB&T Co.
130,099,000
72%
1776 Heritage Dr.
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

I-A-2
JP Morgan Chase Bank NA
40,750,000
28%
14201 Dallas Parkway
Dallas, TX 75254

ML SFKPG
64,000,000
45%
4 Corporate Place
Piscataway, NJ 08854
SSB&T Co.
37,564,000
26%
1776 Heritage Dr.
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

II-A
FA MA INVT
69,565,000
100%
3900 Wisconsin Avenue NW
Washington, DC 20016

The Bank of New York
3,020,000
9%
One Wall Street
New York, NY 10286
LaSalle Bank NA
10,000,000
30%
135 S. LaSalle Street
Chicago, IL 60603

Citibank
6,980,000
20%
3800 Citibank Center B3-15
Tampa, FL 33610

JP Morgan Chase Bank NA
13,386,000
40%
14201 Dallas Parkway
Dallas, TX 75254

Bank of New York/Suntrust
16,709,000
63%
One Wall Street
New York, NY 10286

LaSalle Bank NA
10,000,000
37%
135 S. LaSalle Street
Chicago, IL 60603

Bank of New York/Suntrust
5,000,000
58%
One Wall Street
New York, NY 10286

Comerica
3,656,000
42%
411 West Lafayette
Mail Code 3404
Detroit, MI 48226

JP Morgan Chase Bank NA
1,930,000
30%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank NA
4,500,000
70%
135 S. LaSalle Street
Chicago, IL 60603

JP Morgan Chase Bank NA
2,000,000
28%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank NA
5,172,000
72%
135 S. LaSalle Street
Chicago, IL 60603

CS First Boston
3,182,000
52%
C/O ADP Proxy Services
51 Mercedes Way
Edgewood, NY 11717

LaSalle Bank NA
3,000,000
48%
135 S. LaSalle Street
Chicago, IL 60603